Exhibit 99.2

BrewBilt Manufacturing, LLC

INDEX TO FINANCIAL STATEMENTS

Financial Statements of BrewBilt Manufacturing, LLC

BREWBILT MANUFACTURING, LLC
BALANCE SHEETS

	September 30,	December 31,
	2019	2018
	(unaudited)	(audited)
ASSETS
Current Assets
Cash	$19,705	$43,285
Accounts receivable	454,431	987,454
Earnings in excess of billings	42,293	344,134
Inventory	35,513	35,513
Prepaid expenses	5,430	2,567
Other current assets	164	2,246
Total current assets	557,536	1,415,199

Property, plant and equipment, net	180,449	216,812
Right-of-use asset	400,533	—
Security deposit	4,980	4,980

TOTAL ASSETS	$1,143,498	$1,636,991

LIABILITIES
Current Liabilities:
Accounts payable	$298,508	$299,403
Accrued interest	5,982	—
Accrued liabilities	89,092	94,141
Billings in excess of revenues	1,676,856	1,905,346
Related party liabilities	5,805	5,805
Total Current Liabilities	2,076,243	2,304,695

Long term debt	258,286	358,419
Operating lease liabilities	400,533	—

Total liabilities	2,735,062	2,663,114

Commitments and contingencies	—	—

SHAREHOLDERS’ EQUITY
Additional paid in capital	(377,818)	(303,375)
Accumulated earnings (deficit)	(1,213,746)	(722,748)
Total shareholders’ deficit	(1,591,564)	(1,026,123)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,143,498	$1,636,991

The accompanying notes are an integral part of these financial statements

BREWBILT MANUFACTURING, LLC
STATEMENT OF OPERATIONS
(Unaudited)

	Nine months ended
	September 30,	September 30,
	2019	2018
Sales	$1,409,153	$1,461,918
Cost of sales	1,104,451	1,114,472
Gross profit	304,702	347,446

Operating expenses:
Consulting fees	45,000	45,000
G&A expenses	305,153	235,387
Professional fees	7,451	20,251
Salaries and wages	404,067	360,573
Total operating expenses	761,671	661,211

Loss from operations	(456,969)	(313,765)

Other expenses:
Interest expense	(34,029)	(16,357)
Total other expenses	(34,029)	(16,357)

Net income (loss) before income taxes	(490,998)	(330,122)
Income tax expense	—	(6,050)
Net income (loss)	$(490,998)	$(336,172)

The accompanying notes are an integral part of these financial statements

BREWBILT MANUFACTURING, LLC
STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)
For the Nine Months Ended September 30, 2019 and 2018
(Unaudited)

	Additional	Accumulated	Total
	Paid-In	Earnings	Shareholders’
	Capital	(Deficit)	Equity (Deficit)
Balance as of December 31, 2017	$(212,704)	$(121,162)	$(333,866)

Capital contributions	18,414	—	18,414
Capital distributions	(72,860)	—	(72,860)
Net profit (loss)	—	(336,172)	(336,172)
Balance as of September 30, 2018	$(267,150)	$(457,334)	$(724,484)

Balance as of December 31, 2018	$(303,375)	$(722,748)	$(1,026,123)

Capital contributions	8,035	—	8,035
Capital distributions	(82,478)	—	(82,478)
Net profit (loss)	—	(490,998)	(490,998)
Balance as of September 30, 2019	$(377,818)	$(1,213,746)	$(1,591,564)

The accompanying notes are an integral part of these financial statements

BREWBILT MANUFACTURING, LLC
STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended
	September 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$(490,998)	$(336,172)
Changes in operating assets and liabilities:
Accounts receivable	533,023	6,323
Earnings in excess of billings	301,841	459,556
Inventory	—	—
Prepaid expenses	(2,863)	(5,524)
Other assets	2,082	8,432
Accounts payable	(895)	(47,592)
Accrued liabilities	933	1,205
Billings in excess of revenues	(228,490)	(106,120)
Long term debt	(100,133)	93,881
Net cash (used in) provided by operating activities	14,500	73,989

Cash flows from investing activities
Property, plant and equipment, additions		(12,351)
Property, plant and equipment, reductions	36,363	—
Net cash (used in) provided by investing activities	36,363	(12,351)

Cash flows from financing activities:
Contributed capital	(74,443)	(54,446)
Net cash (used in) provided for financing activities	(74,443)	(54,446)

Net increase (decrease) in cash	(23,580)	7,192

Cash, beginning of period	43,285	15,862
Cash, end of period	$19,705	$23,054

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$—	$6,050
Cash paid for interest	$34,029	$16,357

Schedule of non-cash investing & financing activities:
Lease adoption recognition	$423,360	$—

The accompanying notes are an integral part of these financial statements

BREWBILT MANUFACTURING, LLC

NOTES TO FINANCIAL STATEMENTS

Nine Months Ended September 30, 2019 and 2018

(Unaudited)

NOTE 1 – THE COMPANY AND NATURE OF BUSINESS

Located in Grass Valley, CA, BrewBilt is one of the only California companies that custom designs, hand crafts, and integrates processing, fermentation and distillation processing systems for the craft beer, cannabis and hemp industries using “Best in Class” American made components integrated with stainless steel processing vessels using only American made steel. Founded in 2014, the company began in a backyard shop by Jeff Lewis with a vision of creating a profitable company in “Rural America” by hiring excellent personnel, designing and fabricating products to exceed customer’s expectations and compensating craftsmen with living wages and profit sharing to financially sustain their families within the community. Mr. Lewis has 15+ years of experience as a craft beer brewer, a custom tank/vessel designer, fabrication and integration expert and business owner who initially founded Portland Kettle Works, a nationally recognized manufacturer of craft beer brewing equipment located in the Northwest. The Company has grown from 3 employees in 2015 to 9 in 2017.

BrewBilt has been built by having strong relationships with local suppliers of raw materials, equipment and services in California, an aggressive referral network of satisfied customers nationwide, and an Advisory Board consisting of successful business leaders that provide valuable product feedback and business expertise to management. The craft brewing & spirits industries continue to grow worldwide. California is where craft brewing began and now has over 900 operating breweries – being centrally located in this booming market was a large draw for BrewBilt to locate its manufacturing facility in the Sierra foothills.

All BrewBilt products are designed and fabricated as “food grade” quality which enables the company to build vessels for food & beverage processing , the company is now building systems that are pharmaceutical grade for clients involved in distillation for the cannabis and hemp industries, thus making the revenue potential much greater. BrewBilt buys materials and components mostly from California suppliers which enables them to closely monitor quality, while the company’s revenues are generated from sales to customers throughout the country. The company is aggressively pursuing international orders and has held meetings with the Center for International Trade Development and U.S. Commercial Service to develop international opportunities. Presently, a great deal of sales interest in coming from Mexico, Japan, Europe and Australia.

BrewBilt competes against a number of companies, most of which are selling mass produced equipment from China made from less costly inferior quality Chinese steel which often is neither food or pharmaceutical grade quality. While this broader market is very competitive, there continues to be little competition and strong market demand for higher quality, custom designed, hand crafted and integrated systems that BrewBilt produces.

In July of 2016, BrewBilt moved from the small facility in Nevada City, CA to lease an eight thousand (8,000) square foot manufacturing facility in Grass Valley, CA. This facility was purchased by BrewBilt in January 2018 and upgraded with substantial tenant improvements. BrewBilt is prepared to expand again by leasing an additional seventy-six hundred (7,600) square feet in the same facility. BrewBilt obtains the majority of its leads through customer referrals and from online marketplaces. The company’s website is being expanded for online sales to include online educational/marketing videos that feature the company and its expanded integrated product line for the cannabis and hemp industries. BrewBilt has also created distribution sales agreements with individuals and companies to represent BrewBilt in both the domestic and international markets.

NOTE 2 – GOING CONCERN

The Company has experienced net losses to date, and it has not generated sufficient revenue from operations to meet our operational overhead. We will need additional working capital to service debt and for ongoing operations, which raises substantial doubt about our ability to continue as a going concern. Management of the Company is preparing a strategy to meet operational shortfalls which may include equity funding, short term or long-term financing or debt financing, to enable the Company to reach profitable operations. Historically, the Company’s sole officer and director has provided short term loans to meet working capital shortfalls. We have recently entered into financing agreements with various third parties to meet our capital needs in fiscal 2020.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Statement Presentation

The audited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Fiscal year end

The Company has selected December 31 as its fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts that differ from these estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of 90 days or less from the date of purchase to be cash equivalents.

 Revenue Recognition and Related Allowances

The Company recognizes revenue when obligations under the terms of a contract with its customer are satisfied; generally, this occurs with the transfer of control of its products. Revenue is measured as the amount of consideration expected to be received in exchange for transferring products. If the conditions for revenue recognition are not met, the Company defers the revenue and related cost of sales until all conditions are met. As of September 30, 2019 and December 31, 2018, the Company has deferred $1,676,856 and $1,905,346, respectively, in revenue, and $42,293 and $344,134 in cost of sales, respectively, related to customer orders in progress. These amounts are recorded as billings in excess of revenues and earnings in excess of billings in the accompanying balance sheets.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount that management expects to collect from outstanding balances. Bad debts and allowances are provided based on historical experience and management’s evaluation of outstanding accounts receivable. Management evaluates past due or delinquency of accounts receivable based on the open invoices aged on due date basis. The allowance for doubtful accounts at September 30, 2019 and December 31, 2018 is $0.

Inventories

Inventories consist of raw materials, work in process and finished goods. Raw materials, which principally consist of raw stainless steel, raw stainless tubing, motors, pumps, and fittings, are stated at the lower of cost, determined on the first-in, first-out basis, or net realizable value.

Warranty

The Company is a manufacturer of products which are shipped to our customers directly from the Company. For products that are made from raw materials, the Company offers a 6-year limited warranty. The parts provided by outside vendors as finished goods that are added to a system produced by the Company as components, have a manufacturers’ warranty that is passed on to the end user of the complete system. To date, BrewBilt has spent less than $5,000 over the past 5 years for repairs (under warranty) on products they have built, with most of the costs going to cover travel and lodging expenses. As of September 30, 2019 and December 31, 2018, the Company has recorded a liability of $5,000 and $5,000, respectively, for warranties, which is included in accrued liabilities in the accompanying balance sheet.

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the fiscal year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Fair Value of Financial Instruments

In accordance with current accounting standards, certain assets and liabilities must be measured at fair value. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. ASC 820 requires that certain assets and liabilities must be measured at fair value, and the standard details the disclosures that are required for items measured at fair value. The Company had no assets and liabilities required to be measured on a recurring basis at September 30, 2019 and 2018.

Cash, prepaid expenses, accounts payable, accrued compensation and notes payable reported on the Company’s balance sheets are estimated by management to approximate fair market value due to their short-term nature.

Income Taxes

The Company records deferred taxes in accordance with FASB ASC No. 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

As of the date of this filing, the Company is current in filing their tax returns. The last return filed by the Company was December 31, 2018, and the Company has not accrued any potential penalties or interest from that period forward.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which replaces existing revenue recognition guidance. The updated guidance requires companies to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the new standard requires that reporting companies disclose the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted the standard on January 1, 2018, using a modified retrospective approach, with the cumulative effect of initially applying the standard recognized in retained earnings at the date of adoption.

In February 2016, the FASB issued ASU 2016-02 (ASC Topic 842), Leases. The ASU amends a number of aspects of lease accounting, including requiring lessees to recognize operating leases with a term greater than one year on their balance sheet as a right-of-use asset and corresponding lease liability, measured at the present value of the lease payments. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. The Company adopted the new lease guidance effective January 1, 2019.

NOTE 4 – PREPAID EXPENSES

Prepaid fees represent amounts paid in advance for future contractual benefits to be received. Contracting expenses paid in advance are recorded as a prepaid asset and then amortized to the statements of operations when services are rendered, or over the life of the contract using the straight-line method.

As of September 30, 2019 and December 31, 2018, the Company accrued prepaid insurance expenses of $5,430 and $2,567, respectively.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at September 30, 2019 and December 31, 2018:

	September 30,	December 31,
	2019	2018
Computer Equipment	$18,313	$14,877
Leasehold Improvements	48,549	45,549
Machinery	254,880	243,848
Vehicles	94,196	98,796
Total	415,938	403,070
Less accumulated depreciation	(235,489)	(186,258)

Net	$180,449	$216,812

NOTE 6 – LEASES

The Company adopted the new lease guidance effective January 1, 2019 using the modified retrospective transition approach, applying the new standard to all of its leases existing at the date of initial application which is the effective date of adoption. Consequently, financial information will not be updated, and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. We elected the package of practical expedients which permits us to not reassess (1) whether any expired or existing contracts are or contain leases, (2) the lease classification for any expired or existing leases, and (3) any initial direct costs for any existing leases as of the effective date. We did not elect the hindsight practical expedient which permits entities to use hindsight in determining the lease term and assessing impairment. The adoption of the lease standard did not change our previously reported consolidated statements of operations and did not result in a cumulative catch-up adjustment to opening equity. The adoption of the new guidance resulted in the recognition of ROU assets of $423,360 and lease liabilities of $423,360.

The interest rate implicit in lease contracts is typically not readily determinable. As such, the Company utilizes its incremental borrowing rate, which is the rate incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. In calculating the present value of the lease payments, the Company elected to utilize its incremental borrowing rate based on the remaining lease terms as of the January 1, 2019 adoption date.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred, if any. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Our lease has a remaining lease term of nine years.

The Company has elected the practical expedient to combine lease and non-lease components as a single component. The lease expense is recognized over the expected term on a straight-line basis. Operating leases are recognized on the balance sheet as right-of-use assets, current operating lease liabilities and non-current operating lease liabilities.

The new standard also provides practical expedients and certain exemptions for an entity’s ongoing accounting. We have elected the short-term lease recognition exemption for all leases that qualify. This means, for those leases where the initial lease term is one year or less or for which the ROU asset at inception is deemed immaterial, we will not recognize ROU assets or lease liabilities. Those leases are expensed on a straight-line basis over the term of the lease.

Operating Leases

On January 1, 2018, the Company entered into a standard office lease for approximately 8,000 square feet of space, located in the Wolf Creek Industrial Building at 110 Spring Hill Dr. #10 Grass Valley, CA 95945. The lease has a term of 10 years, from January 1, 2018 through January 1, 2028, with a monthly rent of $4,861.

ROU assets and lease liabilities related to our operating lease is as follows:

September 30,
2019
Right-of-use assets	$400,533
Current lease liabilities	—
Non-current lease liabilities	400,533

NOTE 7 – ACCURED LIABILITIES

As of September 30, 2019 and December 31, 2018, accrued liabilities were comprised of the following:

	September 30,	December 31,
	2019	2018
Accrued liabilities
Accrued wages	$1,054	$838
Credit card	16,516	17,560
Income tax payable	—	3,500
Sales tax payable	66,522	67,243
Warranty	5,000	5,000
Total accrued liabilities	$89,092	$94,141

NOTE 8 – BILLINGS IN EXCESS OF REVENUE AND EARNINGS IN EXCESS OF BILLINGS

Billings in excess of revenue is related to contracted amounts that have been invoiced to customers for which remaining performance obligations must be completed before the Company can recognize the revenue. Earnings in excess of billings is related to the cost of sales associated with the customer products that are incomplete.

Changes in unearned revenue for the periods ended September 30, 2019 and December 31, 2018 were as follows:

	September 30,	December 31,
	2019	2018
Unearned revenue, beginning of the period	$1,905,346	$1,919,618
Billings in excess of revenue during the period	868,118	272,871
Recognition of unearned revenue in prior periods	(1,096,608)	(287,143)
Unearned revenue, end of the period	$1,676,856	$1,905,346

As of September 30, 2019 and December 31, 2018, the Company has recorded $42,293 and $344,134, respectively in earnings in excess of billings for the cost of sales related to customer orders in progress.

NOTE 9 – LONG TERM DEBT

As of September 31, 2019 and December 31, 2018, long term debt was comprised of the following:

	September 30,	December 31,
	2019	2018
Long term debt
Equipment lease	$3,215	$8,543
Equipment loan	117,279	131,747
Line of credit	95,733	100,811
Vehicle loans	42,059	52,184
Other loan term loans	—	65,134
Total long-term debt	$258,286	$358,419

NOTE 10 – INCOME TAX

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

The deferred tax asset and the valuation allowance consist of the following for the nine months ended September 30, 2019:

September 30,
2019
Net operating loss	$490,998
Statutory rate	21%
Expected tax recovery	103,110
Change in valuation allowance	(103,110)
Income tax provision	$—

Components of deferred tax asset:
Non-capital tax loss carryforwards	103,110
Less: valuation allowance	(103,110)
Net deferred tax asset	$—

As of the date of this filing, the Company is current in filing their tax returns. The last return filed by the Company was December 31, 2018, and the Company has not accrued any potential penalties or interest from that period forward.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Consulting Agreements

On January 1, 2019, the Company entered into a Compensation Agreement (“Agreement”) with Hanson & Associates, LLC to act as the company’s strategic business advisor to develop additional financial resources and business relationships to support the company’s expansion in 2019. Hanson & Associates, LLC will be compensated $5,000 per month and be paid an incentive bonus of 1% of the year end gross revenue for 2019. The term of the Agreement is for one year and is renewable upon mutual consent.

Lease

On January 1, 2018, the Company entered into a standard office lease for approximately 8,000 square feet of space, located in the Wolf Creek Industrial Building at 110 Spring Hill Dr. #10 Grass Valley, CA 95945. The lease has a term of 10 years, from January 1, 2018 through January 1, 2028, with a monthly rent of $4,861.

Service Agreement

On June 12, 2018, the Company entered into a preventative maintenance service agreement with Atlas Copco Compressions LLC. The agreement is for a period of 5 years, at a cost of $145.13 per month. During the year ended December 31, 2018, the Company made payments of $870 in connection with this agreement.

NOTE 12 – SUBSEQUENT EVENTS

On November 19, 2019, the Company entered into a Distribution & Licensing Agreement with Bgreen Partners, Inc., a California Corporation. The Agreement provides exclusive rights to various cannabis and agricultural products inclusive of grow-containers and CBD Extraction Systems to be used for mobile processing. The IP and rights are valued at $4,000,000 based upon a five-year term. As consideration for the IP and rights, the Company shall issue, or cause to be issued, $4,000,000 worth of Preferred Series A Stock (PAR $.001) within thirty (30) days from the date of this agreement. The number of Preferred Series A shares to be issued is 400,000 Preferred Series A shares at a price of $10.00 per share and convertible pursuant the conversion rights as specified in the Articles of Incorporation and certificate of designation for the Company.

Merger

On November 22, 2019, Vet Online Supply and Brewbilt Manufacturing (“BrewBilt”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) and completed a merger, whereby Brewbilt merged with and into Vet Online Supply, with BrewBilt remaining as the surviving entity (the “Merger”). Under U.S. generally accepted accounting principles, the merger is treated as a “reverse merger” under the purchase method of accounting, with BrewBilt as the accounting acquirer.

Pursuant with the Merger Asset Purchase Agreement, the Board of Directors has authorized that BrewBilt shall sell, assign and transfer all of its right, title and interest to its IP, fixed assets and “know how” to the Company (collectively, the “Seller’s Assets”). Vet Online Supply and BrewBilt mutually agree that BrewBilt will assign certain assets and provide the “Know-How” regarding the designing and building of the finest craft brewing equipment in the industry today. As consideration for the IP, fixed assets and the “Know -How”, the Company shall issue, or cause to be issued, $5,000,000 worth of Preferred Series A Stock (PAR $.001) within thirty (30) days from the date of the agreement. The number of Preferred Series A shares to be issued is 500,000 shares at a price of $10.00 per share and convertible pursuant the conversion rights as specified in the Articles of Incorporation and certificate of designation for VTNL. BrewBilt has designated that the said stock be issued in the name of its President, Jeffrey Lewis.

The Board of Directors dismissed Daniel Rushford as an officer and director, specifically as the Chief Executive Officer, Chairman of the Board, and Corporate (President) of the Company effective November 22, 2019. Effective November 22, 2019, Daniel Rushford will have a new revised Employment Agreement which appoints him as Manager of the CBD Pet Supply Division, a non-director/officer position which includes returning to Treasury 1,000 Preferred Series B Control Shares, and an annual salary of $36,000. Unpaid wages will accrue interest at 6% per annum and may be converted to restricted common stock at fair market value at the time of conversion.

The Board of Directors appointed Jeffrey Lewis as the new Chief Executive Officer, Chairman of the Board, Corporate President, Secretary, and Treasurer of the Company, effective November 22, 2019. Jeffrey will be provided an Employment Agreement that includes the issuance of 1,000 Preferred Series B Control Shares, and an annual salary of $200,000. Unpaid wages will accrue interest at 6% per annum and may be converted to restricted common stock at fair market value at the time of conversion.

Jeffrey Lewis is 46 years old. As the founder of BrewBilt Manufacturing, LLC, a multiple million-dollar sales and manufacturing company, he has 15 years of experience managing engineering, design and fabrication teams that custom design and fabricate integrated stainless steel distillation and brewing systems for the beverage, pharmaceutical, cannabis and hemp industries. Mr. Lewis has been a part of the design team which builds CBD cold-water and alcohol -based extraction systems in the US, and he will take charge of VTNL, and continue to drive his products into both the cannabis and brewing markets.

Authorized Common Share Increase

On March 25, 2020, the Company filed a Certificate of Amendment to increase the number of authorized common shares from 5,000,000,000 to 10,000,000,000 with a par value of $0.001.